Exhibit 99.1

FOR IMMEDIATE RELEASE

R. G. BARRY CORPORATION ANNOUNCES ALTERNATIVE PROPOSAL WILL NOT MOVE FORWARD

PICKERINGTON, Ohio, Wednesday, June 18, 2014—Accessories marketer R. G. Barry Corporation (NASDAQ: DFZ) (“R. G. Barry” or the “Company”), today announced that, as of June 17, the third party who had submitted a previously disclosed alternative acquisition proposal to acquire all of the Company’s outstanding shares ceased to be an “Excluded Party” under the previously announced Agreement and Plan of Merger (the “Merger Agreement”) between the Company and affiliates of Mill Road Capital, a private equity firm.

As permitted by the terms of the Merger Agreement, during the “go-shop” period, representatives of Peter J. Solomon Company L.P. (“PJSC”), financial advisor to the Company’s Board of Directors (the “Board”), contacted a total of 31 potential acquirers that R. G. Barry and PJSC believed might be interested in a possible alternative transaction to the merger with an affiliate of Mill Road Capital. As a result of these efforts, R. G. Barry received the Alternative Proposal and designated the party making the Alternative Proposal as an “Excluded Party” under the Merger Agreement, permitting the Company, subject to compliance with the provisions of the Merger Agreement, to continue to furnish information to, and engage in further discussions and negotiations with, such party after the end of the go-shop period. Following further discussions with such third party, the Board has determined that the Alternative Proposal is no longer reasonably expected to result in a “Superior Proposal” and, as a result, the party no longer qualifies as an “Excluded Party” under the Merger Agreement. There are no other Excluded Parties.

The Company continues to work toward completing the merger with Mill Road Capital and expects to hold a shareholder meeting to vote on the adoption of the Merger Agreement during the third quarter of calendar 2014. The Board has not changed its recommendation that the Company’s shareholders vote to adopt the Merger Agreement with Mill Road Capital.

PJSC is serving as financial advisor and Vorys, Sater, Seymour and Pease LLP is serving as legal advisor to the Board in connection with the pending merger.

About R. G. Barry

R. G. Barry creates and markets great accessories brands and fashionable, solution-oriented products that make life better. Our primary brands include: Dearfoams slippers dearfoams.com; baggallini handbags, totes and travel accessories baggallini.com; and Foot Petals premium insoles and comfort products footpetals.com. To learn more, visit us at rgbarry.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger of the Company with an affiliate of Mill Road Capital. In connection with the proposed merger, the Company has filed a preliminary proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”) and intends to file a definitive proxy statement and other relevant materials with the SEC. The definitive proxy statement will be sent or given to the shareholders of the Company and will contain important information about the Company, the proposed merger and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER

MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY ARE AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. The proxy statement and other relevant materials (when they become available), and any other documents filed by R. G. Barry with the SEC, may be obtained, without charge, from the SEC’s website (www.sec.gov) or, without charge, from R. G. Barry by mail or online from the R. G. Barry website at the Investor Relations section of www.rgbarry.com.

Participants in the Solicitation

R. G. Barry and its executive officers and directors may be deemed to be participants in the solicitation of proxies from R. G. Barry shareholders with respect to the proposed merger. Information regarding any interests that the executive officers and directors of R. G. Barry may have in the transaction will be set forth in the preliminary and definitive proxy statements described above.

Cautionary Statement Concerning Forward Looking Safe Harbor Statements

Statements in this press release that are not descriptions of historical facts may be “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may”, “will”, “expect”, “plan”, “anticipate”, “believe”, or “project”, or the negative of those words or other comparable words. Any forward-looking statements included in this communication are made as of the date hereof only, based on information available to R. G. Barry as of the date hereof, and subject to applicable law to the contrary. R. G. Barry undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause R. G. Barry’s actual results to differ materially from those suggested by the projected information in such forward-looking statements. Such risks and uncertainties include, among others: any conditions imposed on the parties in connection with the consummation of the merger transactions described herein; adoption of the merger agreement by R. G. Barry’s shareholders (or the failure to obtain such adoption); the ability to obtain regulatory approvals of the merger and the other transactions contemplated by the merger agreement on the proposed terms and schedule; R. G. Barry’s ability to maintain relationships with customers, employees or suppliers following the announcement of the merger agreement and the transactions contemplated thereby; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the proposed transactions; the risk that the merger and the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; general industry and economic conditions; and the risks that are described from time to time in R. G. Barry’s reports filed with the SEC, including the Annual Report on Form 10-K for the fiscal year ended June 29, 2013, filed with the SEC on September 11, 2013, in other of R. G. Barry’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on the forward-looking statements. The Company has no obligation to update the forward-looking statements.

Contact:	Roy Youst, RG Barry Investor Relations ryoust@rgbarry.com	614.729.7275

	José G. Ibarra, Senior VP Finance/CFO jibarra@rgbarry.com	614.864.6400